UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 11, 2016

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886	52-0812977
(SEC File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 11, 2016, the board of directors (the “Board”) of Barrett Business Services, Inc. (the “Company”), approved an increase in the number of positions on the Board from six to seven and appointed Thomas B. Cusick to fill the vacancy resulting from the increase, effective immediately, to serve until the Company’s 2017 annual meeting of stockholders, at which time he is expected to stand for re-election.

The Board also appointed Mr. Cusick to serve as a member of the Board’s Audit and Compliance Committee (the “Audit Committee”), having determined that he meets all applicable financial literacy and independence requirements for audit committee membership specified in the Nasdaq Listing Rules. The Board also determined that Mr. Cusick qualifies as an “audit committee financial expert” as that term is defined by the rules of the Securities and Exchange Commission.

Mr. Cusick will be compensated for his services as a director consistent with the Company’s standard practices for non-employee directors. The current applicable arrangements provide for payment of an annual cash retainer of $50,000, an additional $7,500 for membership on the Audit Committee, and an annual award of restricted stock units (“RSUs”) with a value of $50,000 on the grant date. Each RSU represents a contingent right to receive one share of the Company’s Common Stock. The RSUs vest in four equal annual installments beginning one year following the grant date.

Mr. Cusick, age 49, has more than 25 years of financial management experience. He has served as Executive Vice President and Chief Financial Officer of Columbia Sportswear Company, an outdoor and active lifestyle apparel and footwear company listed on the Nasdaq Global Select Market, since 2009. From 2002 to 2009, he served as Vice President, Corporate Controller and Chief Accounting Officer of Columbia. Prior to joining Columbia, Mr. Cusick spent seven years with Cadence Design Systems, Inc., a public company that develops system design enablement solutions, and certain of its subsidiaries. He began his career at the public accounting firm of KPMG, LLP.

There are no transactions in which Mr. Cusick has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any other executive officer or director of the Company. Other than the compensation arrangements described above, there is no arrangement or understanding between Mr. Cusick and any other persons or entities pursuant to which Mr. Cusick was appointed as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: October 12, 2016	By:	/s/ Gary Kramer
Gary Kramer Vice President - Finance, Treasurer and Secretary